CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Krispy Kreme Doughnuts, Inc.’s Annual Report on Form 10-K for the year ended January 29, 2012.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
June 15, 2012